Exhibit 99.1

KINGSWAY REPORTS STRONG SECOND QUARTER 2026 FINANCIAL RESULTS

-- Q2 2026 Significantly Ahead of Budget for both KSX and Extended Warranty --

-- Revenue Growth of 28% to $39.4 Million --

-- KSX Revenue Growth of 68% to $22.3 Million --

-- Extended Warranty Revenue of $17.1 Million --

-- Reaffirms Target of Three to Five Acquisitions in 2026 --

-- Reaffirms Double-Digit Organic Growth for both KSX and Extended Warranty in 2026 --

Management to Host Conference Call Today, August 6, 2026, at 5 p.m. ET

Chicago – August 6, 2026 - (NYSE: KWY) Kingsway Corporation (“Kingsway” or the “Company”), the only publicly-traded US company employing the Search Fund model to acquire and build great businesses, today announced its operating results for the three and six months ended June 30, 2026 .

Second Quarter 2026 Financial Highlights Compared To Second Quarter 2025

●	Consolidated revenue increased 27.6% to $39.4 million, compared to $30.9 million.
o	Kingsway Search Xcelerator (“KSX”) revenue increased 68.3% to $22.3 million, compared to $13.3 million.
o	Extended Warranty revenue decreased 3.1% to $17.1 million from $17.6 million in the prior-year quarter. Pro forma for the sale of Trinity Warranty Solutions LLC ("Trinity"), Extended Warranty revenue increased 6.5% to $16.1 million from $15.1 million; Pro forma Extended Warranty cash sales increased 6.9%.

●	Consolidated net income was $0.2 million, inclusive of a $1.3 million gain on the disposal of a subsidiary (Trinity), compared to a net loss of $3.2 million.

●	Consolidated adjusted EBITDA was $5.2 million, compared to $1.7 million.
o	KSX adjusted EBITDA increased by 77.9% to $4.3 million, compared to $2.4 million.
o	Extended Warranty adjusted EBITDA was $1.1 million, compared to $0.6 million. Pro forma for the sale of Trinity, Extended Warranty adjusted EBITDA was $1.0 million, compared to $0.3 million.

●	The Company had total net debt of $59.9 million as of June 30, 2026, compared with $62.4 million as of December 31, 2025.

Business Highlights

●	Portfolio LTM EBITDA for the operating companies was $22.0 million to $23.0 million for the twelve months ended June 30, 2026. This figure is presented on a pro forma basis and includes a positive contribution of $0.5 million related to the acquisition of Romeo Computer Company, Inc. (“RCC”) offset by a negative contribution of $0.9 million related to the sale of Trinity. See "Non-U.S. GAAP Financial Measures" below.

●	On May 11, 2026, the Company announced the sale of Trinity for gross proceeds of $8.0 million, consisting of $5.0 million cash at closing plus an additional $3.0 million in seller notes that may be paid off early for a discount if certain conditions are met.

●	On May 15, 2026, the Company announced Colter Hanson as President of Kingsway Skilled Trades.

●	On May 18, 2026, the Company held its annual Investor Day at the New York Stock Exchange.

●	On May 19, 2026, the Company changed its name to Kingsway Corporation and its stock ticker to KWY.

●	On August 1, 2026, the Company’s wholly-owned subsidiary Image Solutions acquired RCC, a leading managed IT and cybersecurity provider based in the state of Michigan, for $2.4 million. The business adds $2.5 million in unaudited pro forma annual revenue and $0.5 million in unaudited pro forma annual adjusted EBITDA to Kingsway.

●	On August 3, 2026, the Company welcomed Fletcher Vynne as the Company’s newest Operator-in-Residence (“OIR”).

Management Commentary

“Kingsway’s second quarter came in significantly ahead of internal expectations,” said JT Fitzgerald, Kingsway’s President and CEO. “This result reflects the strong commercial momentum we see across the business, and that we discussed at our Investor Day in May.

“KSX delivered a segment quarterly record of $4.3 million in adjusted EBITDA. Performance was broad-based across the KSX portfolio, with Ravix and SPI producing particularly good results that were buoyed by customer wins and excellent client retention.  KSX adjusted EBITDA has more than tripled over the past eight quarters, illustrating the operating leverage and scalability of our public Search Fund strategy.

“Extended Warranty also had an exceptional quarter, with strong performance at both IWS and Penn/PWI. Adjusted EBITDA was $1.1 million, and lender-defined Modified Cash adjusted EBITDA, which is used as the basis for financial covenant calculations under the Company’s credit agreements, was $2.9 million.

"Importantly, Portfolio LTM EBITDA remained stable relative to last quarter, even after subtracting a net $0.4 million as a result of M&A activity related to RCC and Trinity. With easier year-over-year comparisons in the third and fourth quarters of 2026, I am confident in the positive trajectory of this metric in the back half of the year

“I am also pleased to reaffirm our target of between three and five acquisitions in 2026 and our expectation for double-digit organic growth at both KSX and Extended Warranty in 2026. As today’s results show, we are well on our way.

"Overall, the second quarter represented the strongest operating performance of my tenure at Kingsway,” concluded Mr. Fitzgerald. “Our public Search Fund strategy is delivering as promised.  With a growing collection of high-quality, asset-light, recurring revenue services businesses led by our exceptional Operator CEO’s, Kingsway has clear momentum as we enter the second half of the year."

Conference Call and Webcast

Management will host a conference call at 5 p.m. Eastern Time today to discuss the results and host a live Q&A session. Additionally, investors may also submit questions via email to: James@HaydenIR.com.

Conference Call Information

Date: Thursday, August 6, 2026
Time: 5 p.m. Eastern Time
Toll Free: 888-506-0062
International: +1 973-528-0011

Participant Code: 141177
Live Webcast Link: https://www.webcaster5.com/Webcast/Page/2928/54372

Conference Call Replay Information

Toll Free: 877-481-4010
International:+1-919-882-2331
Replay Passcode: 54372
Replay Webcast Link: https://www.webcaster5.com/Webcast/Page/2928/54372

About the Company

Kingsway Corporation is the only publicly-traded US company employing the Search Fund model to acquire and build great businesses.

Kingsway owns and operates a collection of high-quality B2B and B2C services companies that are asset-light, growing, profitable, and that have recurring revenues. Kingsway seeks to compound long-term shareholder value on a per share basis via its decentralized management model, its talented team of operators, and its tax-advantaged corporate structure.

Non U.S. GAAP Financial Measure

Management believes that non-GAAP adjusted EBITDA and Portfolio LTM EBITDA, when presented in conjunction with comparable GAAP measures, provide useful information about the Company's operating results and enhance the overall ability to assess the Company's financial performance .

Management uses non-GAAP adjusted EBITDA, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting, and reviewing the performance of its business. Non-GAAP adjusted EBITDA allows investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. Management believes that non-GAAP adjusted EBITDA, when viewed with the Company's results under GAAP and the accompanying reconciliations, provides useful information about the Company's business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by the factors listed in the attached schedules, Management believes that non-GAAP adjusted EBITDA can provide useful additional basis for comparing the current performance of the underlying operations being evaluated.

Portfolio LTM EBITDA represents management’s estimate of the trailing twelve-month adjusted EBITDA generated by the Company’s portfolio of operating businesses, including the KSX segment and the Extended Warranty segment. For the KSX segment, Portfolio LTM EBITDA includes the trailing twelve months of adjusted EBITDA for the operating businesses within the segment, including businesses acquired during the period and businesses acquired after the end of the reporting period but prior to the date of this release, as if they had been owned for the full twelve-month period. For the Extended Warranty segment, Portfolio LTM EBITDA is based on Modified Cash adjusted EBITDA, which reflects timing differences between GAAP revenue recognition and GAAP commission expense to the timing of cash receipts and cash commission expense associated with warranty contracts, as well as an adjustment to investment income for the difference between actual book yield and current market yield; no other adjustments are made. For clarity, Modified Cash adjusted EBITDA defers only the portion of contract premium needed to pay claims over the life of the underlying contract and does not defer any commission expense. Modified Cash adjusted EBITDA is used by management to evaluate the operating performance of the Extended Warranty segment and is also the basis for financial covenant calculations under the Company’s credit agreements.

Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. Investors are encouraged to review the Company's financial results prepared in accordance with GAAP to understand the Company's performance, taking into account all relevant factors.

Forward-Looking Statements

This press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects," "believes," "anticipates," "intends," "estimates," "seeks," and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management's current beliefs, based on information currently available. A number of factors could cause actual events, performance, or results to differ materially from the events, performance, and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled "Risk Factors" in the Company's 2025 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission's website at www.sec.gov, on the Canadian Securities Administrators' website at www.sedar.com, or through the Company's website at www.kingsway-financial.com.

For Investor Inquiries:
Hayden IR
James Carbonara
(646) 755-7412
james@haydenir.com

For Company Inquiries:

Kingsway Corporation

Kent Hansen, CFO

(312) 766-2163

khansen@kingsway-financial.com

Kingsway Corporation

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Consolidated EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	6/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
GAAP Net Income (Loss)	$(6,106)	$157	$(2,268)	$(1,584)	$(2,411)

Non-GAAP Adjustments:
Changes in fair value; realized gains/losses (1)	(392)	(538)	86	12	48
Employee related expenses (2)	3,130	1,570	451	383	726
Other items (3)	3,142	949	165	711	1,317
Gain on sale of Trinity	(1,347)	(1,347)	—	—	—
Depreciation, amortization, tax and interest expense	13,943	4,387	3,968	3,209	2,379
Total Non-GAAP Adjustments	18,476	5,021	4,670	4,315	4,470

Non-GAAP Adjusted Consolidated EBITDA	$12,370	$5,178	$2,402	$2,731	$2,059

	Twelve Months Ended	For the Three Months Ended
	6/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
GAAP Net Income (Loss)	$(10,038)	$(3,165)	$(3,092)	$(1,470)	$(2,311)

Non-GAAP Adjustments:
Discontinued operations	136	—	—	1	135
Changes in fair value; realized gains/losses (1)	(6)	(36)	(22)	133	(81)
Employee related expenses (2)	2,606	731	495	390	990
Other items (3)	3,258	982	1,095	225	956
Depreciation, amortization, tax and interest expense	13,477	3,141	2,876	4,117	3,343
Total Non-GAAP Adjustments	19,471	4,818	4,444	4,866	5,343

Non-GAAP Adjusted Consolidated EBITDA	$9,433	$1,653	$1,352	$3,396	$3,032

(1)	Includes realized and unrealized gains and losses on non-core investments; change in the fair value of subordinated debt (net of the portion of the change attributable to instrument-specific credit risk); unrealized gains and losses; and change in the fair value of the Ravix earn-out (changes in fair value recorded as other income or expense).
(2)	Employee related expenses includes non-cash expense arising from the grant and modification of stock-based awards to employees; and costs associated with employees assisting during a transition period and are not expected to be replaced once transition period has ended (approximately one year from acquisition date).
(3)	Other items include: legal expenses associated with the Company’s defense against significant litigation matters; acquisition and disposition-related expenses; and other non-recurring items.

Kingsway Corporation

Reconciliation of KSX Segment Operating Income to Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	6/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
GAAP Operating Income for KSX segment	$10,446	$3,491	$2,960	$1,810	$2,185

Non-GAAP Adjustments:
Acquisition and employee costs (1)	1,101	400	244	279	178
Investment income (2)	117	30	28	29	30
Depreciation	1,238	339	265	367	267
Total Non-GAAP Adjustments	2,456	769	537	675	475

Non-GAAP adjusted EBITDA for KSX segment	$12,902	$4,260	$3,497	$2,485	$2,660

	Twelve Months Ended	For the Three Months Ended
	6/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
GAAP Operating Income for KSX segment	$6,670	$2,049	$1,743	$1,734	$1,144

Non-GAAP Adjustments:
Acquisition and employee costs (1)	441	204	52	65	120
Investment income (2)	114	29	25	33	27
Depreciation	421	113	97	101	110
Total Non-GAAP Adjustments	976	346	174	199	257

Non-GAAP adjusted EBITDA for KSX segment	$7,646	$2,395	$1,917	$1,933	$1,401

(1)	Costs associated with acquisitions and employees assisting during a transition period and are not expected to be replaced once transition period has ended (approximately one year from acquisition date).
(2)	Investment income from interest on client deposits (Ravix, CSuite), as well as imputed interest on long-term software contracts (SPI).

Kingsway Corporation

Reconciliation of Extended Warranty Segment Operating Income to Non-GAAP Adjusted EBITDA

and Pro Forma Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	6/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
GAAP Operating Income for Extended Warranty segment	$1,638	$675	$261	$301	$401

Non-GAAP Adjustments:
Investment income (1)	1,354	348	340	342	324
Employee costs	23	23	—	—	—
Other costs (2)	158	—	—	158	—
Depreciation	177	46	47	47	37
Total Non-GAAP Adjustments	1,712	417	387	547	361

Non-GAAP adjusted EBITDA for Extended Warranty segment	$3,350	$1,092	$648	$848	$762

	Twelve Months Ended	For the Three Months Ended
	6/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
GAAP Operating Income for Extended Warranty segment	$4,074	$(63)	$515	$1,918	$1,704

Non-GAAP Adjustments:
Investment income (1)	1,309	341	247	394	327
Employee costs	352	302	50	—	—
Depreciation	157	39	38	39	41
Total Non-GAAP Adjustments	1,818	682	335	433	368

Non-GAAP adjusted EBITDA for Extended Warranty segment	$5,892	$619	$850	$2,351	$2,072

(1)	Investment income arising as part of Extended Warranty segment’s minimum holding requirements, as well as realized gains and losses resulting from investments either held in trust as part of Extended Warranty segment’s minimum holding requirements or from the deployment of excess cash.
(2)	Other costs include one-time items not expected to be incurred going forward.